Commonfund Institutional Funds
Form: N-SAR April 30, 2002
Attachment - Item 77O


                        Transactions effected pursuant to Rule 10f-3


Transaction #1: CIF Core Equity Fund, purchase of Prudential Financial Inc.

If any such transactions were effected during the reporting period, the following information should be furnished:

1. From whom was the securities acquired.
Goldman Sachs. Goldman Sachs was not an affiliated underwriter of the Fund.

2. Identify the underwriting syndicate's members. Banc of America Securities was the affiliated underwriter of the Fund and the syndicate included various other underwriters.

3. Terms of the transaction. The CIF Core Equity Fund, managed by John A. Levine & Co., Inc., purchased 1,900 shares of Prudential Financial Inc., a company in continuous operation for greater than 3 years, in a second offering at the offering price of $27.50 per share on December 12, 2001. The underwriting gross spread paid was 4.5%. The percentage of the offering purchased by CIF Core Equity Fund was 0.0017% of the total offering. This purchase represented 0.02% of the CIF Core Equity Fund's assets. The security purchased was part of an issue registered with the Securities and Exchange Commission and was part of a firm commitment underwriting.


4. Information or materials upon which the determination  described in paragraph
(h)(3) of the rule 10f-3 was made.

The information described in item 1 through 3 above was provided to the Board of Directors at its regularly scheduled fiscal year 2002 third quarter meeting as well as information supporting the reasonableness of the 4.5% gross spread paid to certify that the purchase was made in compliance with the Board adopted rule 10f-3 procedures.

                        Transactions effected pursuant to Rule 10f-3


Transaction #2: CIF Core Plus Bond Fund, purchase of Unisys Corp.

If any such transactions were effected during the reporting period, the following information should be furnished:

1. From whom was the securities acquired. Salomon Smith Barney. Salomon Smith Barney was not an affiliated underwriter of the Fund.

2. Identify the underwriting syndicate's members. PNC Capital Markets was the affiliated underwriter of the Fund and the syndicate included various other underwriters.

3. Terms of the transaction. The CIF Core Plus Bond Fund, managed by Western Asset Management Company, purchased 60,000 principal units of Unisys Corp., a company in continuous operation for greater than 3 years, in a second offering at the offering price of $97.981 per unit on December 14, 2001. The underwriting gross spread paid was 0.75%. The percentage of the offering purchased by CIF Core Plus Bond Fund was 0.04% of the total offering. This purchase represented 0..06% of the CIF Core Plus Bond Fund's assets. The security purchased was part of an issue registered with the Securities and Exchange Commission and was part of a firm commitment underwriting.


4. Information or materials upon which the determination  described in paragraph
(h)(3) of the rule 10f-3 was made.

The information described in item 1 through 3 above was provided to the Board of Directors at its regularly scheduled fiscal year 2002 third quarter meeting as well as information supporting the reasonableness of the 0.75% gross spread paid to certify that the purchase was made in compliance with the Board adopted rule 10f-3 procedures.Commonfund Institutional Funds

                        Transactions effected pursuant to Rule 10f-3


Transaction #3: CIF Core Plus Bond Fund, purchase of Xerox Corp.

If any such transactions were effected during the reporting period, the following information should be furnished:

1. From whom was the securities acquired. Deutsche Banc Alex Brown Inc. Deutsche Banc Alex Brown Inc. was not an affiliated underwriter of the Fund.

2. Identify the underwriting syndicate's members. PNC Capital Markets was the affiliated underwriter of the Fund and the syndicate included various other underwriters.

3. Terms of the transaction. The CIF Core Plus Bond Fund, managed by BlackRock Financial Management, purchased 15,000 principal units of Xerox Corp., a company in continuous operation for greater than 3 years, in a second offering at the offering price of $95.17 per unit on January 14, 2002. The underwriting gross spread paid was 2.125%. The percentage of the offering purchased by CIF Core
Plus Bond Fund was 0.0025% of the total offering. This purchase represented 0..025% of the CIF Core Plus Bond Fund's assets. The security purchased was part of an issue registered with the Securities and Exchange Commission and was part of a firm commitment underwriting.

4. Information or materials upon which the determination  described in paragraph
(h)(3) of the rule 10f-3 was made.

The information described in item 1 through 3 above was provided to the Board of Directors at its regularly scheduled fiscal year 2002 third quarter meeting as well as information supporting the reasonableness of the 2.125% gross spread paid to certify that the purchase was made in compliance with the Board adopted rule 10f-3 procedures.

                        Transactions effected pursuant to Rule 10f-3


Transaction #4: CIF Core Plus Bond Fund, purchase of Beazer Homes USA

If any such transactions were effected during the reporting period, the following information should be furnished:

1. From whom was the securities acquired.
UBS Warburg. UBS Warburg was not an affiliated underwriter of the Fund.

2. Identify the underwriting syndicate's members. PNC Capital Markets was the affiliated underwriter of the Fund and the syndicate included various other underwriters.

3. Terms of the transaction. The CIF Core Plus Bond Fund, managed by Western Asset Management Company, purchased 23,000 principal units of Beazer Homes USA, a company in continuous operation for greater than 3 years, in a second offering at the offering price of $100.00 per unit on April 11, 2002. The underwriting gross spread paid was 2.0%. The percentage of the offering purchased by CIF Core Plus Bond Fund was 0.01% of the total offering. This purchase represented 0..02% of the CIF Core Plus Bond Fund's assets.


4. Information or materials upon which the determination  described in paragraph
(h)(3) of the rule 10f-3 was made.

The information described in item 1 through 3 above was provided to the Board of Directors at its regularly scheduled fiscal year 2002 fourth quarter meeting as well as information supporting the reasonableness of the 2.0% gross spread paid to certify that the purchase was made in compliance with the Board adopted rule 10f-3 procedures.


Commonfund Institutional Funds
Form: N-SAR April 30, 2002
Attachment - Item 77O


                        Transactions effected pursuant to Rule 10f-3


Transaction #5: CIF Core Equity Fund, purchase of Travelers Property Casualty

If any such transactions were effected during the reporting period, the following information should be furnished:

1. From whom was the securities acquired. Salomon Smith Barney. Salomon Smith Barney was not an affiliated underwriter of the Fund.

2. Identify the underwriting syndicate's members. Banc of America Securities was the affiliated underwriter of the Fund and the syndicate included various other underwriters.

3. Terms of the transaction. The CIF Core Equity Fund, managed by Marsico Capital Management, LLC, purchased 13,464 shares of Travelers Proerty Casualty, a company in continuous operation for greater than 3 years, in an initial public offering at the offering price of $18.50 per share on March 21, 2002. The underwriting gross spread paid was 4.00%. The percentage of the offering purchased by CIF Core Equity Fund was 0.01% of the total offering. This purchase represented 0.18% of the CIF Core Equity Fund's assets. The security purchased was part of an issue registered with the Securities and Exchange Commission and was part of a firm commitment underwriting.

4. Information or materials upon which the determination  described in paragraph
(h)(3) of the rule 10f-3 was made.

The information described in item 1 through 3 above was provided to the Board of Directors at its regularly scheduled fiscal year 2002 fourth quarter meeting as well as information supporting the reasonableness of the 4.00% gross spread paid to certify that the purchase was made in compliance with the Board adopted rule 10f-3 procedures.